Exhibit 99.1

W. P. Carey Announces Third Quarter 2024 Financial Results

New York, NY – October 29, 2024 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2024.

Financial Highlights

2024 Third Quarter
Net income attributable to W. P. Carey (millions)	$111.7
Diluted earnings per share	$0.51

AFFO (millions)	$259.3
AFFO per diluted share	$1.18

•2024 AFFO guidance range narrowed to between $4.65 and $4.71 per diluted share based on anticipated full year investment volume of between $1.25 billion and $1.75 billion
•Third quarter cash dividend of $0.875 per share, equivalent to an annualized dividend rate of $3.50 per share

Real Estate Portfolio
•Investment volume of $971.4 million completed year to date, including $167.0 million during the third quarter and $230.8 million subsequent to quarter end
•Active capital investments and commitments of $38.0 million scheduled to be completed in the fourth quarter
•Gross disposition proceeds of $1.2 billion completed year to date, including $81.8 million during the third quarter and $79.8 million subsequent to quarter end
•Entered into agreements to convert 16 existing self-storage operating properties to net leases
•Contractual same-store rent growth of 2.8%

Balance Sheet and Capitalization
•Repaid €500 million of 2.25% Senior Unsecured Notes due July 2024
•Credit facility and term loans amended to incorporate a sustainability-linked feature

MANAGEMENT COMMENTARY

“With close to $1 billion of deals completed so far this year and a near-term pipeline in excess of $500 million, we’re well positioned to reach or exceed the $1.5 billion midpoint of our 2024 investment volume guidance, depending on the specific timing of deal closings,” said Jason Fox, Chief Executive Officer of W. P. Carey.

W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 1

“We generally expect to fund our investments in the fourth quarter with the cash we’ve built up. We also believe the alternative sources of capital available to us — primarily through operating asset sales — will enable us to continue to make accretive investments throughout 2025, without the need to issue equity. These factors, along with a constructive investment backdrop, the completion of our exit from office and the strength our rent growth, all support AFFO growth in 2025, despite the potential impacts of certain tenant-related issues.”

QUARTERLY FINANCIAL RESULTS

Note: Effective January 1, 2024, the Company no longer separately analyzes its business between real estate operations and investment management operations, and instead views the business as one reportable segment. As a result of this change, the Company has conformed prior period segment information to reflect how it currently views its business.

Revenues

•Revenues, including reimbursable costs, for the 2024 third quarter totaled $397.4 million, down 11.4% from $448.6 million for the 2023 third quarter.

◦Lease revenues decreased primarily as a result of executing the Company’s strategic plan to exit the office assets within its portfolio, including the NLOP Spin-Off in November 2023 and dispositions under the Office Sale Program during 2023 and 2024.

◦Income from finance leases and loans receivable decreased primarily as a result of the disposition of the U-Haul portfolio during the 2024 first quarter.

◦Operating property revenues decreased primarily as a result of the sale of eight hotel operating properties during 2023 and one during the 2024 second quarter (out of 12 hotel properties that converted from net lease to operating upon lease expiration during the 2023 first quarter).

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2024 third quarter was $111.7 million, down 10.6% from $125.0 million for the 2023 third quarter, due primarily to a mark-to-market loss recognized on the Company’s shares of Lineage of $43.6 million during the current-year period and the impact of the NLOP Spin-Off and dispositions under the Office Sale Program. These declines were partly offset by a $31.8 million gain on change in control of interests recognized in connection with our acquisition of a third party joint venture partner’s interest in nine self-storage operating properties (see Self-Storage Transaction).

Adjusted Funds from Operations (AFFO)

•AFFO for the 2024 third quarter was $1.18 per diluted share, down 10.6% from $1.32 per diluted share for the 2023 third quarter, primarily reflecting the impact of the NLOP Spin-Off and dispositions under the Office Sale Program.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•On September 19, 2024, the Company reported that its Board of Directors declared a quarterly cash dividend of $0.875 per share, equivalent to an annualized dividend rate of $3.50 per share. The dividend was paid on October 15, 2024 to shareholders of record as of September 30, 2024.

W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 2

AFFO GUIDANCE

•The Company has narrowed its guidance range for the 2024 full year and currently expects to report AFFO of between $4.65 and $4.71 per diluted share based on the following key assumptions:

(i)    investment volume of between $1.25 billion and $1.75 billion, which is unchanged;

(ii)    disposition volume of between $1.3 billion and $1.4 billion, which is revised higher at the bottom end of the range, including:

(a)    completion of the Company’s strategic plan to exit office, including asset sales under the Office Sale Program totaling approximately $550 million;

(b) completion of the U-Haul purchase option during the 2024 first quarter, which generated gross proceeds of $464 million; and

(c)    other dispositions totaling between $300 million and $400 million, which is revised higher;

(iii) total general and administrative expenses of between $98 million and $100 million, which is revised lower at the top end of the range.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•Year to date, the Company completed investments totaling $971.4 million, including $167.0 million during the 2024 third quarter and $230.8 million subsequent to quarter end.

•The Company currently has two capital investments and commitments totaling $38.0 million scheduled to be completed during 2024.

Dispositions

•Year to date, the Company completed dispositions totaling $1.2 billion, including seven properties for gross proceeds totaling $81.8 million during the 2024 third quarter (comprising two properties under the Office Sale Program for gross proceeds totaling $50.9 million and five non-Office Sale Program properties for gross proceeds totaling $30.9 million), and one property for gross proceeds of $79.8 million subsequent to quarter end.

•The Company has effectively completed the strategic plan it announced on September 21, 2023 to exit the office assets within its portfolio through (i) the spin-off of 59 office properties into Net Lease Office Properties, a separate publicly-traded REIT, which was completed on November 1, 2023 (the NLOP Spin-Off), and (ii) the disposition of 85 properties retained by W. P. Carey under a sale program (the Office Sale Program).

Contractual Same-Store Rent Growth

•As of September 30, 2024, contractual same store rent growth was 2.8% year over year, on a constant currency basis.

W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 3

Conversion of Self-Storage Operating Properties to Net Leases and Joint Venture Buyout (Self-Storage Transaction)

•On September 1, 2024, the Company entered into agreements with Extra Space Storage Inc. (Extra Space) to convert 16 self-storage operating properties to net leases, each with a term of 25 years and fixed annual rent escalations plus a variable component based on revenue growth. Twelve self-storage operating properties converted to net leases on September 1, 2024, with the remaining four properties expected to convert in 2025.

•In connection with the agreements, the Company also amended the terms of its existing net lease agreements with Extra Space on 27 properties, extending the term to 25 years and resetting base rents higher to a total of $26.2 million annually commencing on September 1, 2024, and further to a total of $28.0 million annually commencing on March 1, 2025, with fixed annual rent escalations plus a variable component based on revenue growth.

•Also effective on September 1, 2024, the Company completed the buyout of its joint venture partner’s 10% interest in nine of the self-storage operating properties being converted to net leases for $10.5 million.

•As a result of these transactions, Extra Space became the Company’s largest tenant by ABR, with 39 properties under net leases generating ABR totaling $35.6 million, or 2.7% of total ABR, and a remaining lease term of 24.9 years, as of September 30, 2024.

True Value Bankruptcy

•As previously announced, on October 14, 2024, the Company’s tenant, True Value Company, L.L.C. (True Value), announced that it had initiated voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware and that it had entered into an agreement to sell substantially all of its business operations to Do it Best Corp.

•As of September 30, 2024, the Company net leased nine properties to True Value through two master leases and three individual leases that in aggregate generated $18.8 million, or 1.4%, of the Company’s ABR (ranking it as the 15th largest tenant) and had a weighted-average lease term of 13.8 years.

•True Value remains current on rent, having paid substantially all rent owed through the end of the year.

Composition

•As of September 30, 2024, the Company’s net lease portfolio consisted of 1,430 properties, comprising 172 million square feet leased to 346 tenants, with a weighted-average lease term of 12.2 years and an occupancy rate of 98.8%. In addition, the Company owned 78 self-storage operating properties, four hotel operating properties and two student housing operating properties, totaling approximately 6.4 million square feet.

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of September 30, 2024, the Company had total liquidity of $2.6 billion, including approximately $1.8 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit) and $818.2 million of cash and cash equivalents.

Senior Unsecured Notes

•On July 19, 2024, the Company repaid €500 million of 2.25% Senior Unsecured Notes due July 2024.

Sustainability-Linked Amendment to Credit Facility and Term Loans

•During the 2024 third quarter, the Company executed amendments to its credit facility and term loans to incorporate a sustainability-linked feature that provides for interest rate and facility fee adjustments if certain key performance indicators, primarily related to emissions reduction targets, are met.
W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 4

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Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2024 third quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 29, 2024, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for Wednesday, October 30, 2024 at 11:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, October 30, 2024 at 11:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,430 net lease properties covering approximately 172 million square feet and a portfolio of 78 self-storage operating properties as of September 30, 2024. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

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W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding deal volume, sources of capital, and expectations for future AFFO growth. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

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W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,745,926	$12,095,458
Land, buildings and improvements — operating properties	1,204,351	1,256,249
Net investments in finance leases and loans receivable	657,054	1,514,923
In-place lease intangible assets and other	2,287,824	2,308,853
Above-market rent intangible assets	682,345	706,773
Investments in real estate	17,577,500	17,882,256
Accumulated depreciation and amortization (a)	(3,195,204)	(3,005,479)
Assets held for sale, net	29,785	37,122
Net investments in real estate	14,412,081	14,913,899
Equity method investments	299,465	354,261
Cash and cash equivalents	818,194	633,860
Other assets, net	1,122,571	1,096,474
Goodwill	979,265	978,289
Total assets	$17,631,576	$17,976,783

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,134,810	$6,035,686
Unsecured term loans, net	1,156,442	1,125,564
Unsecured revolving credit facility	229,607	403,785
Non-recourse mortgages, net	451,962	579,147
Debt, net	7,972,821	8,144,182
Accounts payable, accrued expenses and other liabilities	590,347	615,750
Below-market rent and other intangible liabilities, net	125,934	136,872
Deferred income taxes	160,503	180,650
Dividends payable	196,025	192,332
Total liabilities	9,045,630	9,269,786

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,847,015 and 218,671,874 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,795,514	11,784,461
Distributions in excess of accumulated earnings	(3,056,708)	(2,891,424)
Deferred compensation obligation	78,420	62,046
Accumulated other comprehensive loss	(237,987)	(254,867)
Total stockholders’ equity	8,579,458	8,700,435
Noncontrolling interests	6,488	6,562
Total equity	8,585,946	8,706,997
Total liabilities and equity	$17,631,576	$17,976,783
________
(a)Includes $1.8 billion and $1.6 billion of accumulated depreciation on buildings and improvements as of September 30, 2024 and December 31, 2023, respectively, and $1.4 billion of accumulated amortization on lease intangibles as of both September 30, 2024 and December 31, 2023.

W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenues
Real Estate:
Lease revenues	$334,039	$324,104	$369,159
Income from finance leases and loans receivable	15,712	14,961	27,575
Operating property revenues	37,323	38,715	49,218
Other lease-related income	7,701	9,149	2,310
	394,775	386,929	448,262
Investment Management:
Asset management revenue (a)	1,557	1,686	194
Other advisory income and reimbursements (b)	1,051	1,057	97
	2,608	2,743	291
	397,383	389,672	448,553
Operating Expenses
Depreciation and amortization	115,705	137,481	144,771
General and administrative	22,679	24,168	23,355
Operating property expenses	17,765	18,565	26,570
Stock-based compensation expense	13,468	8,903	9,050
Reimbursable tenant costs	13,337	14,004	20,498
Property expenses, excluding reimbursable tenant costs	10,993	13,931	13,021
Merger and other expenses	283	206	4,152
Impairment charges — real estate	—	15,752	15,173
	194,230	233,010	256,590
Other Income and Expenses
Other gains and (losses) (c)	(77,107)	2,504	2,859
Interest expense	(72,526)	(65,307)	(76,974)
Gain on change in control of interests (d)	31,849	—	—
Gain on sale of real estate, net	15,534	39,363	2,401
Non-operating income (e)	13,669	9,215	4,862
Earnings from equity method investments	6,124	6,636	4,978
	(82,457)	(7,589)	(61,874)
Income before income taxes	120,696	149,073	130,089
Provision for income taxes	(9,044)	(6,219)	(5,090)
Net Income	111,652	142,854	124,999
Net loss attributable to noncontrolling interests	46	41	41
Net Income Attributable to W. P. Carey	$111,698	$142,895	$125,040

Basic Earnings Per Share	$0.51	$0.65	$0.58
Diluted Earnings Per Share	$0.51	$0.65	$0.58
Weighted-Average Shares Outstanding
Basic	220,221,366	220,195,910	215,097,114
Diluted	220,404,149	220,214,118	215,252,969

Dividends Declared Per Share	$0.875	$0.870	$1.071
__________
(a)Amount for the three months ended September 30, 2024 is comprised of $1.5 million from NLOP and less than $0.1 million from CESH.
(b)Amount for the three months ended September 30, 2024 is comprised of (i) $1.0 million of administrative reimbursement for our management of NLOP and (ii) less than $0.1 million of reimbursable costs from CESH.
(c)Amount for the three months ended September 30, 2024 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $43.6 million, net losses on foreign currency exchange rate movements of $17.3 million and a non-cash allowance for credit losses of $15.9 million.
(d)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(e)Amount for the three months ended September 30, 2024 is comprised of interest income on deposits of $9.9 million, a dividend of $2.1 million from our investment in shares of Lineage and realized gains on foreign currency exchange derivatives of $1.6 million.
W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2024	2023
Revenues
Real Estate:
Lease revenues	$980,394	$1,090,619
Income from finance leases and loans receivable	56,466	75,641
Operating property revenues	112,681	140,780
Other lease-related income	19,005	20,723
	1,168,546	1,327,763
Investment Management:
Asset management and other revenue	5,136	836
Other advisory income and reimbursements	3,171	322
	8,307	1,158
	1,176,853	1,328,921
Operating Expenses
Depreciation and amortization	371,954	444,728
General and administrative	74,715	74,816
Operating property expenses	54,280	74,738
Reimbursable tenant costs	40,314	62,997
Property expenses, excluding reimbursable tenant costs	37,097	31,164
Stock-based compensation expense	31,227	25,811
Impairment charges — real estate	15,752	15,173
Merger and other expenses	4,941	5,595
	630,280	735,022
Other Income and Expenses
Interest expense	(206,484)	(219,658)
Gain on sale of real estate, net	70,342	181,958
Other gains and (losses)	(60,764)	9,593
Non-operating income	38,389	13,997
Gain on change in control of interests	31,849	—
Earnings from equity method investments	17,624	14,569
	(109,044)	459
Income before income taxes	437,529	594,358
Provision for income taxes	(23,937)	(30,338)
Net Income	413,592	564,020
Net loss attributable to noncontrolling interests	224	20
Net Income Attributable to W. P. Carey	$413,816	$564,040

Basic Earnings Per Share	$1.88	$2.64
Diluted Earnings Per Share	$1.88	$2.63
Weighted-Average Shares Outstanding
Basic	220,149,886	214,052,907
Diluted	220,425,244	214,427,425

Dividends Declared Per Share	$2.610	$3.207
W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net income attributable to W. P. Carey	$111,698	$142,895	$125,040
Adjustments:
Depreciation and amortization of real property	115,028	136,840	144,111
Gain on change in control of interests (a)	(31,849)	—	—
Gain on sale of real estate, net	(15,534)	(39,363)	(2,401)
Impairment charges	—	15,752	15,173
Proportionate share of adjustments to earnings from equity method investments (b)	3,028	3,015	2,950
Proportionate share of adjustments for noncontrolling interests (c)	(96)	(101)	34
Total adjustments	70,577	116,143	159,867
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	182,275	259,038	284,907
Adjustments:
Other (gains) and losses (e)	77,107	(2,504)	(2,859)
Straight-line and other leasing and financing adjustments	(21,187)	(15,310)	(18,662)
Stock-based compensation	13,468	8,903	9,050
Above- and below-market rent intangible lease amortization, net	6,263	5,766	7,835
Amortization of deferred financing costs	4,851	4,555	4,805
Tax benefit – deferred and other	(1,576)	(1,392)	(4,349)
Other amortization and non-cash items	587	580	584
Merger and other expenses	283	206	4,152
Proportionate share of adjustments to earnings from equity method investments (b)	(2,632)	(2,646)	(691)
Proportionate share of adjustments for noncontrolling interests (c)	(91)	(97)	(380)
Total adjustments	77,073	(1,939)	(515)
AFFO Attributable to W. P. Carey (d)	$259,348	$257,099	$284,392

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$182,275	$259,038	$284,907
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$0.83	$1.18	$1.32
AFFO attributable to W. P. Carey (d)	$259,348	$257,099	$284,392
AFFO attributable to W. P. Carey per diluted share (d)	$1.18	$1.17	$1.32
Diluted weighted-average shares outstanding	220,404,149	220,214,118	215,252,969

W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2024	2023
Net income attributable to W. P. Carey	$413,816	$564,040
Adjustments:
Depreciation and amortization of real property	369,981	442,911
Gain on sale of real estate, net	(70,342)	(181,958)
Gain on change in control of interests (a)	(31,849)	—
Impairment charges	15,752	15,173
Proportionate share of adjustments to earnings from equity method investments (b)	8,992	8,439
Proportionate share of adjustments for noncontrolling interests (c)	(300)	(533)
Total adjustments	292,234	284,032
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	706,050	848,072
Adjustments:
Other (gains) and losses	60,764	(9,593)
Straight-line and other leasing and financing adjustments	(56,050)	(52,798)
Stock-based compensation	31,227	25,811
Above- and below-market rent intangible lease amortization, net	16,097	27,520
Amortization of deferred financing costs	13,994	15,649
Merger and other expenses	4,941	5,595
Tax benefit – deferred and other	(4,341)	(2,706)
Other amortization and non-cash items	1,746	1,583
Proportionate share of adjustments to earnings from equity method investments (b)	(5,797)	(1,872)
Proportionate share of adjustments for noncontrolling interests (c)	(292)	(344)
Total adjustments	62,289	8,845
AFFO Attributable to W. P. Carey (d)	$768,339	$856,917

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$706,050	$848,072
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$3.20	$3.96
AFFO attributable to W. P. Carey (d)	$768,339	$856,917
AFFO attributable to W. P. Carey per diluted share (d)	$3.49	$4.00
Diluted weighted-average shares outstanding	220,425,244	214,427,425
__________
(a)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(e)Amount for the three months ended September 30, 2024 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $43.6 million, net losses on foreign currency exchange rate movements of $17.3 million and a non-cash allowance for credit losses of $15.9 million.

W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2024 Earnings Release 8-K – 12